Exhibit 99.1
McKESSON REAFFIRMS FISCAL 2009 GUIDANCE
SAN FRANCISCO, June 19, 2008 — McKesson Corporation (NYSE:MCK) today reaffirmed its financial outlook for the fiscal year ending March 31, 2009, previously provided in its Fiscal 2008 year-end press release on May 5, 2008. For the full fiscal year ending March 31, 2009, McKesson expects to earn between $3.75 and $3.90 per diluted share. The earnings per share guidance includes a set of underlying assumptions, all of which remain the same as provided in the company’s year-end press release.
McKesson is hosting its annual Investor Day today in New York City. A webcast of the presentation is available through McKesson’s website, www.mckesson.com, live from 9:00 AM to 12:00 PM ET today and on replay afterwards. Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.
Risk Factors
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; competition; the frequency or rate of branded drug price inflation and generic drug price deflation; substantial defaults or material reduction in purchases by large customers; implementation delay, malfunction or failure of internal information systems; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; loss of third party licenses for technology incorporated into the company’s products and solutions; the company’s proprietary products and services may not be adequately protected, and its products and solutions may infringe on the rights of others; failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to the data residing in our service centers; increased costs or product delays required to comply with existing and changing regulations applicable to our businesses and products; changes in government regulations relating to patient confidentiality and to format and data content standards; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify , consummate and integrate strategic acquisitions; changes in generally accepted accounting principles (GAAP); and general economic conditions. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise.
About McKesson
McKesson Corporation, currently ranked 18th on the FORTUNE 500, is a healthcare services and healthcare information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes, and improving the quality and safety of patient care. McKesson is the longest-operating company in healthcare today, marking its 175th anniversary this year. Over the course of its history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare, and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit www.mckesson.com.
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Contact: Ana Schrank
Vice President, Investor Relations
(415) 983-7153
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